Exhibit 99.01

Ambac Financial Group, Inc.
One State Street Plaza
New York, NY 10004
212.668.0340

News Release

For Immediate Release

Investor/Media Contact: Peter R. Poillon
(212) 208-3333
ppoillon@ambac.com
Web site: www.ambac.com

AMBAC FINANCIAL GROUP, INC. ANNOUNCES ESTIMATE OF UNREALIZED MARK-TO-MARKET LOSS ON ITS CREDIT DERIVATIVES PORTFOLIO

NEW YORK, October 10, 2007—Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced the results of its third quarter fair value review of its outstanding credit derivative contracts. Ambac’s estimate of the fair value or “mark-to-market” adjustment for its credit derivative portfolio at September 30, 2007 amounted to an unrealized loss of $743 million, pre-tax. The company expects to report a net loss per diluted share up to $3.50 in the third quarter. Earnings measures reported by research analysts are on an operating basis and exclude the net income impact of mark-to-market gains and losses on credit derivative contracts, as well as certain other items. The company expects to report positive operating earnings(1) per diluted share between $1.85 and $1.90 in the third quarter.

Commenting on the estimated result, Ambac Chairman and Chief Executive Officer, Robert J. Genader, stated, “While this unrealized loss is disappointing, it is important to note that Ambac’s credit derivative contracts are similar to our insurance policies in that neither is exposed to the liquidity risks that are typically embedded in standard derivative contracts.” Mr. Genader added, “While the turmoil in the structured finance markets has resulted in this unfavorable unrealized mark-to-market for the quarter, we have observed significantly improved market conditions for the industry and I am encouraged by the recent increased interest in our core financial guaranty product. Moreover, I remain confident in our underwriting abilities, credit standards and the transactions we have insured.”

Ambac Senior Vice President and Chief Financial Officer, Sean Leonard, noted, “Ambac does not view the current adjustments as predictive of future claims. Indeed, the average internal credit rating of our derivative portfolio is AA+ at September 30, 2007 and based on our recent analysis of the portfolio, management believes that the potential for material paid claims is very low. Importantly, the company’s claims paying resources, as prescribed by the rating agencies, are not impacted by mark-to-market adjustments.”

The company also expects to report the following for the third quarter of 2007: (i) loss provision of approximately $20 million; (ii) estimated accelerated premiums from refundings, calls and other accelerations of approximately $16 million; (iii) credit enhancement production of approximately $430 million; and (iv) Ambac’s highly rated investment portfolios, which total to approximately $19 billion, are expected to have net embedded unrealized gains of approximately $100 million as of September 30, 2007.

Ambac is providing this preliminary information about its third quarter results prior to the scheduled earnings announcement date in light of the extreme market events of recent months. Investors should not expect the company to provide information about the results of future quarters in advance of scheduled quarterly earnings announcement dates. In addition, investors should not expect the company to update the information provided in this release in advance of the scheduled announcement date for its third quarter.

Ambac will report third quarter results on Wednesday, October 24, 2007 at 6:00a.m. (ET). Mr. Leonard will host a conference call that day at 11:00a.m. (ET) to discuss the results. The call in number to listen in is 877-407-8035 (U.S.) and 201-689-8035 (outside the U.S.). The conference call will also be webcast live at www.ambac.com.

This release, in particular the remarks of Messrs. Genader, Leonard and Gandolfo, contains statements about our future results that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond Ambac’s control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) the policies and actions of the United States and other governments; (7) changes in capital requirements or other criteria of rating agencies; (8) changes in accounting principles or practices that may impact the Company’s reported financial results; (9) the amount of reserves established for losses and loss expenses; (10) default of one or more of the Company’s reinsurers; (11) market spreads and pricing on insured pooled debt obligations and other derivative products insured or issued by the Company; (12) prepayment speeds on insured asset-backed securities and other factors that may influence the amount of installment premiums paid to the Company; and (13) other additional factors described in the Risk Factors section of Ambac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Ambac website at www.ambac.com and at the SEC’s website, www.sec.gov. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. Ambac does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Ambac may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

Ambac may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information is valuable to investors in gauging the quality of Ambac’s financial performance and identifying trends.

*******************

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of public finance and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

(1)	Operating earnings is not a substitute for net income computed in accordance with GAAP, but is a useful measure of performance used by management, equity analysts and investors because it allows more consistent period-to-period comparison of our earnings without the effects of our credit derivative mark-to-market adjustments discussed in this press release and other adjustments. Operating earnings measures income from operations excluding the impact of investment portfolio realized gains and losses, mark-to-market gains and losses on credit, total return and non-trading derivative contracts and certain other items (collectively “net security gains and losses”). The definition of operating earnings used by Ambac may differ from definitions of operating earnings used by other public holding companies of financial guarantors. The following reconciles estimated GAAP net loss per diluted share to estimated operating earnings per diluted share for the third quarter of 2007:

Estimated Third Quarter 2007
Net loss per diluted share	($3.50)
Effect of net security losses	$5.35

Operating earnings per diluted share	$1.85